UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 9, 2017

Date of Report (date of earliest event reported)

Stemcell Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	000-55583 (Commission File No.)	36-4827622 (I.R.S. Employer Identification No.)

C/O Stemcell Co., Ltd., 5-9-15-3F, Minamiaoyama, Minato-ku Tokyo, Japan (Address of principal executive offices)	107-0062 (Zip Code)

Registrant’s telephone number, including area code: +81-3-3400-0707

E-mail: stemcellholdings@gmail.com

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In the course of its financial statements closing process for the quarter ended September 30, 2017, the CEO and CFO (collectively, “the Management”) of Stemcell Holdings, Inc. (the “Company”), determined that the Company’s interim financial statements for the periods ended March 31, 2017 and June 30, 2017, can no longer be relied upon. Specifically, on November 5, 2017, Management discovered that certain material rental payments should have been expensed in the first and second quarters. As such, previously issued financial statements should be adjusted for such certain rental payments in the respective quarters to reflect such applicable expenses.

The Company has evaluated that the changes described above will result in an increase in expenses of $157,478 and $35,511 for each of the quarters ended March 31, and June 30, 2017, respectively, a decrease in income tax expense and net income of $46,704 and $110,774 for the period ended March 31, 2017, and decrease in income tax expense of $72,262 and an increase in net income $36,751 for the period ended June 30, 2017, respectively. Accordingly, retained earnings will decrease by $110,774 and $74,023 as of March 31, 2017 and June 30, 2017 respectively.

Management has determined that the failure to record this rental expense resulted from control deficiencies with respect to the tracking and disclosure of all Company agreements, and that this control deficiency constitutes a material weakness in the Company’s internal controls over financial reporting. The Company has thoroughly investigated all documents to ensure no other material agreements are left undiscovered that may affect the Company’s financial results. The Company has also hired an in-house legal counsel to keep all Company agreements in control.

 As disclosed in the Company’s Form 10-K dated May 15, 2017, Management had previously disclosed that material weakness existed as of December 31, 2016 with respect to the lack of a functioning audit committee and inadequate segregation of duties resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures. While management’s assessment of the Company’s internal control over financial reporting is ongoing, because of the material weaknesses identified, management concludes that the Company’s internal controls over financial reporting remain ineffective as of the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2017	Stemcell Holdings, Inc.

	By:	/s/ Erika Nakazawa
	Name:	Erika Nakazawa
	Title:	Chief Financial Officer